MNB CORPORATION
1250 BRADEN BOULEVARD
SUITE 300
EASTON, PA 18040
ATTN: CURTIS A. KEMMERER

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94578-S99405 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MNB CORPORATION

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Reorganization, dated as of December 9, 2019, by and among Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank, MNB Corporation and Merchants Bank of Bangor which provides, among other things, for the merger of MNB with and into Fidelity, and the conversion of each share of MNB common stock immediately outstanding prior to the merger into 1.039 shares of Fidelity common stock, all as described in the joint proxy statement/prospectus, and the transactions in connection therewith.	☐	☐	☐
2. To approve a proposal to adjourn or postpone the Special Meeting of Shareholders, if more time is needed, to allow MNB to solicit additional votes in favor of the reorganization agreement.	☐	☐	☐

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

This proxy must be dated, signed by the shareholder(s), and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E94579-S99405

REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
OF MNB CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Curtis A. Kemmerer and Diane Layman, and each of them, as proxies, with full power of substitution, to represent and vote all of the shares of MNB Corporation's ("MNB") common stock held of record by the undersigned at the close of business on February 28, 2020, at the Special Meeting of Shareholders to be held at Northampton Country Club, 5049 William Penn Highway, Easton, Pennsylvania 18045, on April 21, 2020, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of MNB.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that these shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, by providing written notification to the Secretary of MNB and voting in person.